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                                                                      EXHIBIT 6




                       [LETTERHEAD OF JAPONICA PARTNERS]




VIA FACSIMILE
CONFIDENTIAL



June 24, 1994



Michel DAVID-WEILL
Lazard Freres & Co.
One Rockefeller Plaza
New York, NY  10020

Dear Mr. DAVID-WEILL:

Received the attached letter from Borden, Inc.'s Chairman Mr. Frank J. Tasco suggesting we contact your firm in connection with our interest in the Company.

Prior to our receipt of Mr. Tasco's letter, a Mr. J. Rosenfeld from your organization had called, but efforts to reach him subsequent to Mr. Tasco's letter have been to no avail.

Given the sensitivity of this topic, your guidance in understanding the proper protocol in communicating with your organization would be greatly appreciated.

Please feel free to call.



                                      Sincerely,


                                      /s/ Paul B. Kazarian
                                      ------------------------
                                      Paul. B. KAZARIAN
                                      Managing Partner



[Omitted from this letter is an attachment which is filed separately as exhibit 4 to this Form 8-K]